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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Cypress Bioscience, Inc. pertaining to the 2000 Equity Incentive Plan, as amended, of our report dated February 21, 2002, with respect to the consolidated financial statements of Cypress Bioscience, Inc. for the year ended December 31, 2001 included in this Current Report (Form 8-K) of Cypress Bioscience, Inc. filed with the Securities and Exchange Commission on or about March 12, 2002.

                                                    ERNST & YOUNG LLP


San Diego, California
March 8, 2002